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                                                                   EXHIBIT 10.11

                               Amendment No. 2 to
                                License Agreement

         This Amendment No. 2, dated April 8, 2003, to the License Agreement, dated as of November 16, 2001, as amended by Amendment No. 1 dated as of March 3, 2003, by and among Pharmion GmbH, a Swiss limited liability company ("Pharmion"), Pharmion Corporation, a Delaware corporation ("Guarantor") and Celgene Corporation, a Delaware corporation ("Celgene").

         WHEREAS, Pharmion, Guarantor and Celgene are parties to the License Agreement, dated as of November 16, 2001, as amended by Amendment No. 1 dated as of March 3, 2003 (the "Agreement"); and

         WHEREAS, Guarantor and Celgene have entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") whereby Guarantor will sell and issue to Celgene a senior convertible promissory note in the principal amount of $12,000,000 and a warrant to purchase shares of Celgene's common stock for an aggregate purchase price of $12,000,000 (the "Securities Transaction"); and

         WHEREAS, pursuant to Section 5.4 of the Securities Purchase Agreement, the obligation of Celgene to complete the Securities Transaction is subject to the execution and delivery of this Amendment No. 2 to the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Pharmion, Guarantor and Celgene hereby agree that the Agreement be amended as follows:

         1. Definitions. All terms not otherwise expressly defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

         2.       Termination by Either Party in the Event of Bankruptcy.
Section 9.3(a) of the Agreement is hereby amended to read in its entirety as follows:

                           "(a) Celgene may terminate this Agreement on 60 days
                  prior written notice to Pharmion following (i) a material breach by Pharmion of any covenant, duty or undertaking herein, or in the letter agreement of even date entered into among Pharmion, Guarantor and Celgene (the "Letter Agreement"), which is not cured within 60 days of written notice thereof; or (ii) if any of Pharmion, Guarantor or Pharmion BV, a wholly owned subsidiary of Guarantor, shall become insolvent or shall file or have filed by its creditors a petition in bankruptcy or similar proceeding, if a court of competent jurisdiction appoints a receiver over the business or assets of the other party, or the making by the party of a general assignment for the benefit of creditors. Pharmion may terminate this Agreement on 60 days prior written notice to Celgene following (i) a material breach by Celgene of any covenant, duty or undertaking herein, or in the Letter Agreement, which is not cured within 60 days of written notice thereof; or (ii) if Celgene shall become insolvent or shall file or have filed by its creditors a petition

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                  in bankruptcy or similar proceeding, if a court of competent jurisdiction appoints a receiver over the business or assets of the other party, or the making by the party of a general assignment for the benefit of creditors."

         3. Consequences of Termination by Celgene. Section 9.5(d) of the Agreement is hereby amended to read in its entirety as follows:

                           "(d) Pharmion shall, to the extent legally
                  permissible, take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to Celgene of the regulatory filings prepared by Pharmion, and regulatory approvals received by Pharmion, and all clinical and other research data related to such regulatory filings or approvals, to the extent that such filings and approvals relate to the Product."

         4. Unmodified Provisions. The provisions of this Amendment No. 2 shall be deemed to be incorporated in the Agreement and, except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

         5. Governing Law. The parties agree that this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         6. Captions. All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be duly executed by their authorized representatives, in duplicate as of the date first written above.

Pharmion GmbH                                  Celgene Corporation

By: /s/ Patrick J. Mahaffy                    By: /s/ Robert J. Hugin
    -----------------------------------           -----------------------------
    Patrick J. Mahaffy                            Robert J. Hugin
    Chief Executive Officer                       SVP & Chief Financial Officer

Pharmion Corporation

By: /s/ Patrick J. Mahaffy
    ----------------------------------
    Patrick J. Mahaffy
    Chief Executive Officer

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